Exhibit 99.2

PCHI Enters into Restructuring Support Agreement with Senior Secured Noteholder Ad Hoc Group to Advance Transformation and Enhance Market Leadership from Strengthened Financial Position

Pre-Negotiated, Expedited Restructuring Expected to Substantially Reduce Debt and Optimize Liquidity

Party City Stores Open, Serving Customers as the “Go To” One-Stop-Shop for All Things Celebration

$150 Million Financing Commitment to Support Ongoing Operations Across All Divisions

WOODCLIFF LAKE, N.J., January 17, 2023 – Party City Holdco Inc. (NYSE: PRTY) (“PCHI” or the “Company”), a global leader in the celebrations industry, today announced that it has entered into an agreement with an ad hoc group of holders of more than 70% of the Company’s senior secured first lien notes (the “Ad Hoc Group”) to support an expedited restructuring that would substantially reduce PCHI’s debt and optimize its capital structure and liquidity. This would ensure that PCHI is best equipped to continue to advance its transformational initiatives and enhance its market leadership in all things celebration from a strengthened financial position.

To implement the Company’s pre-negotiated restructuring, PCHI and certain of its domestic subsidiaries filed voluntary Chapter 11 petitions for relief in the U.S. Bankruptcy Court for the Southern District of Texas. The Company’s subsidiaries outside of the U.S., its Party City franchise stores, and its Anagram business, which is the global market leader in foil balloons, are not part of the Chapter 11 proceedings and will continue as core components of the PCHI enterprise.

“In the face of pandemic headwinds, a global supply chain crisis, and other macroeconomic challenges that have faced our industry, we have made significant strides in PCHI’s ongoing transformation – establishing a solid foundation for long-term growth and continued success as the market leader in the celebrations space,” said Brad Weston, Chief Executive Officer of PCHI. “Today’s action to strengthen PCHI’s balance sheet will bolster our ability to further advance our strategic priorities and continue to innovate and elevate the customer experience.”

Mr. Weston added, “As we take this important step to put our business on stronger financial footing for the future, we are as committed as ever to inspiring joy by making it easy for our customers to create unforgettable memories. We appreciate the commitment of our team members and the continued support of our partners as we further enhance our position as the ‘go to’ one-stop-shop for celebrating life’s special moments.”

The Company continues to welcome shoppers at the more than 800 Party City stores and online at www.partycity.com. Retail and wholesale customers across all of the Company’s businesses and brands can expect the same amazing product selection and service. PCHI will continue to advance its key initiatives underway, including the further conversion of Party City stores to next-generation prototypes, evolving its Halloween City pop-up stores to drive performance in this channel, building out a best-in-class online shopping experience, establishing localized marketplaces to revolutionize one-stop-shopping in the celebrations space, and delivering more compelling assortments and innovation for customers.

PCHI has secured a commitment from the Ad Hoc Group for $150 million in debtor-in-possession financing. Subject to Court approval, this “new money” financing will provide ample liquidity to support continued operations during the process across the Company’s retail and consumer products divisions while maintaining momentum on its transformation.

The Company is filing with the Court a series of customary motions seeking to maintain business-as-usual operations and uphold its commitments to its valued stakeholders. These “first day” motions, which PCHI expects to be approved in short order, include requests to continue to pay wages and provide benefits to the Company’s employees as usual as well as honor customer programs and policies. The Company intends to pay suppliers in the ordinary course for authorized goods received and services provided after the filing.

The restructuring is expected to be completed in the second quarter of 2023.

Additional Information

Court filings and other documents related to the Company’s financial restructuring are available at https://cases.ra.kroll.com/PCHI. Suppliers with questions can call a dedicated hotline at (888) 905-0493 (toll-free) or +1 (646) 440-4580 (international) or email PCHIInquiries@ra.kroll.com.

Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as legal counsel, Moelis & Company LLC is serving as investment banker, AlixPartners, LLP is serving as financial advisor, and A&G Realty Partners is serving as real estate advisor to the Company.

Davis Polk & Wardwell LLP is serving as legal counsel and Lazard is serving as investment banker to the Ad Hoc Group.

About Party City Holdco Inc.

Party City Holdco Inc. (PCHI) is a global leader in the celebrations industry, with its offerings spanning more than 70 countries around the world. PCHI is also the largest vertically integrated designer, manufacturer, distributor, and retailer of party goods in North America.

PCHI team members demonstrate a daily commitment to the company’s Brand Purpose: to inspire joy by making it easy for customers to create unforgettable memories.

PCHI operates across multiple businesses within its Retail Division and Consumer Products Division. On the retail side, Party City (partycity.com) is the leading omnichannel retailer in the celebrations category, operating more than 800 company-owned and franchise stores as well as Halloween City (halloweencity.com) seasonal pop-up stores. The Consumer Products Division includes design and manufacturing entities Amscan, an industry leader in celebration décor, tableware, costumes, and accessories, and Anagram, the global market leader in foil balloons.

PCHI is headquartered in Woodcliff Lake, N.J. with additional locations throughout the Americas and Asia.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements in this press release can be identified by the use of forward-looking terms such as “believes,” “expects,” “projects,” “forecasts,” “may,” “will,” “estimates,” “should,” “would,” “anticipates,” “plans” or other comparable terms. Forward-looking statements speak only as of the date they are made and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company does not undertake any obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in results of operations and liquidity, changes in general U.S. or international economic or industry conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the date of this press release. You should not rely on forward-looking statements as predictions of future events. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include the following: risks and uncertainties relating to the Chapter 11 cases, including but not limited to, the Company’s ability to obtain bankruptcy court approval with respect to motions in the Chapter 11 cases, the effects of the Chapter 11 cases on the Company and on the interests of various constituents, bankruptcy court rulings in the Chapter 11 cases and the outcome of the Chapter 11 cases in general, the length of time the Company will operate under the Chapter 11 cases, risks associated with any third-party motions in the Chapter 11 cases, the potential adverse effects of the Chapter 11 cases on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s reorganization; finalization and receipt of the debtor-in-possession facility, the conditions to which the Company’s debtor-in-possession facility is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; whether the Company will emerge, in whole or in part, from Chapter 11 cases as a going concern; the consequences of the acceleration of the Company’s debt obligations; trading price and volatility of the Company’s common stock, and the ability of the Company to remain listed on the New York Stock Exchange, trading price and volatility of the Company’s indebtedness and other claims, as well as other risk factors set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC. The Company therefore cautions readers against relying on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements.

Media Contact

Kekst CNC

Sherri L. Toub / Wendi Kopsick

PCHIMediaInquiries@kekstcnc.com

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